Exhibit 10.1
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                               FIFTH AMENDMENT TO
                         WINDSYSTEM MANAGEMENT AGREEMENT


          This Fifth Amendment to Windsystem Management Agreement (the "Amendment") is made as of January 5, 2006 by and between Enron Wind Systems, LLC ("EWS") and Zond PanAero Windsystem Partners I, a California limited partnership (the "Partnership").

                                    RECITALS
                                    --------

          WHEREAS, EWS and the Partnership are parties to that certain Windsystem Management Agreement dated July 27, 1988 (as amended, the "Windsystem Management Agreement"), pursuant to which EWS performs certain management, administrative and other services for the Partnership in connection with that certain wind power project owned by the Partnership.

          WHEREAS, the term of the Windsystem Management Agreement expires on December 31, 2005 (the "Windsystem Management Termination Date") and the parties desire to extend the Windsystem Management Termination Date until March 31, 2006.

                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EWS and the Partnership agree as follows:

          1.  Amendments to Windsystem Management Agreement. The Windsystem
              ---------------------------------------------
          Management Agreement is hereby amended by (a) deleting the text of
          Section 3 in its entirety and replacing it with the following: "Unless sooner terminated as set forth in Section 11, the term of this Agreement shall commence as of the Effective Date and terminate on March 31, 2006" and (b) deleting the subsection 11.2.5 in its entirety and replacing it with the following: "11.2.5 The delivery by one Party to the other Party of a written notice of termination at least ten
          (10) days prior to the proposed termination date."

          2. Governing Law. The terms and provisions of this Amendment shall be
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             governed by and construed in accordance with the laws of the state of California.

          3. Counterparts. This Amendment may be executed in counterparts, each
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             of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

          4. Effective Date. This Amendment shall be effective and the
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             Windsystem Management Agreement shall be amended pursuant to this
             Amendment as of December 31, 2005.

          IN WITNESS WHEREOF, each of the parties to this Amendment have executed this Amendment as of the date set forth above.


EWS                                      Partnership
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Enron Wind Systems, LLC                  Zond-PanAero Windsystem Partners I,
                                         a California Limited Partnership
By:  Enron Wind LLC, its sole
     member                              By:  Zond Windsystems Management LLC,
                                              its General Partner
By:  Enron Renewable Energy Corp.,
     its sole member                      By:  /s/ Jesse E. Neyman
                                             ----------------------------------
                                          Name:  Jesse E. Neyman
By:  /s/ Jesse E. Neyman                  Title: President & CEO
   --------------------------------
Name:  Jesse E. Neyman
Title: President & CEO






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